Exhibit 99.1

For information contact:
Mary Beth Higgins
Herbst Gaming, Inc.
(702) 740-45786

HERBST GAMING, INC. ANNOUNCES $150,000,000

SENIOR SUBORDINATED NOTE OFFERING

(LAS VEGAS) November 1, 2004 – Herbst Gaming, Inc. and its subsidiaries (collectively, the “Company”) announced that it proposes to make a private placement offering of $150,000,000 in aggregate principal amount of senior subordinated notes (the “Notes”).

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the Notes.  The Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release may be deemed to contain certain forward-looking statements with respect to the business, financial condition, and results of operation of the Company which involve risks and uncertainties, including, but not limited to, financial market risks, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission.  These forward-looking statements generally can be identified by phrases such as the Company “believes,” “expects,” anticipates,” “foresees,” “forecasts,” “estimates,” “proposes” or other words or phrases of similar import.  Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  For more information, please review the Company’s filings with the Securities and Exchange Commission.